CUSIP No. 66737P 10 5                                  Page 7 of 7 pages

                                    EXHIBIT 1
                             JOINT FILING AGREEMENT



            Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Amendment No. 4 to
Schedule 13G to which this Joint Filing Statement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:  May 6, 2004

                                     NORTHWEST HOSPITAL

                                     By  /s/ C. William Schneider
                                     -------------------------------------------
                                     C. William Schneider, President and
                                     Chief Executive Officer


                                     /s/ C. William Schneider
                                     -------------------------------------------
                                     C. William Schneider, individually